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              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]




                                 March 27, 1998




Dominion Resources Black Warrior Trust
NationsBank of Texas, N.A.
NationsBank Plaza - 17th Floor
901 Main Street
Dallas, Texas  75202

Gentlemen:

         We hereby consent to the inclusion of our report dated March 4, 1998, concerning the reserves and revenue, as of January 1, 1998, of certain royalty interests owned by Dominion Resources Black Warrior Trust in the Form 10-K for the year ended December 31, 1997, of the Dominion Resources Black Warrior Trust to be filed with the Security and Exchange Commission.

                                           Very truly yours,



                                           /s/ RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS


/ag